                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT dated May ____, 1998 is made by and between ________________("Seller") and ______________ ("Buyer") with reference to the following facts:

                                       RECITALS

     Seller desires to sell to Buyer and Buyer desires to purchase from Seller common shares of stock of Price Enterprises, Inc., a Maryland corporation ("Shares").

     NOW, THEREFORE, for and in consideration of the covenants and agreements, herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AGREEMENT OF SALE AND PURCHASE.

     Seller agrees to sell and Buyer agrees to purchase____________ Shares pursuant to the terms and provisions of this Agreement.

SECTION 2. PURCHASE PRICE.

     The purchase price for the Shares shall be _______________. The Purchase Price shall be paid by Buyer on or before Closing by Buyer's delivery to Seller of all of the following:

     (1) A check payable to Dean Witter in the amount of __________.
     (2) A Promissory Note Secured by Pledge of Stock ("Note") in the form set forth in Exhibit "A" attached in the principal amount of _______________, fully executed by Buyer, and
     (3) A Stock Pledge and Security Agreement ("Pledge")in the form set forth in Exhibit "B" attached, fully executed by Buyer.

SECTION 3. CLOSING.

     The Closing shall take place on or before May 15, 1998 at the offices of Seller, 7979 Ivanhoe, Suite 520, La Jolla, Ca. 92037 or such other time and place as the parties may agree upon in writing.
     The procedure for the Closing shall be as follows:
          (i) Seller shall cause Buyer's check payable to Dean Witter to be deposited in the Broker Account opened by Holder pursuant to the terms of the Pledge.

          (ii) At Closing, upon receipt of the Shares into the Broker account, Buyer authorizes Holder to transfer funds equal to the amount of Buyer's check be transferred to Seller.
          (iii) Seller agrees Buyer shall have the right to require Holder to pay to Buyer excess funds, if any, in the account at Closing after all required payments have been made to Seller.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER.

     4.1 Share Ownership

     That the Seller is the sole owner and holder of the Shares; Seller has not previously conveyed to any other party any right, title or interest in the Shares and no other person or entity has a claim to, or lien against, the Shares.

     4.2 Power and Authority

     Seller has the requisite power and authority to enter into and carry out the terms of this Agreement. All action required to be taken by Seller to consummate and perform this Agreement has been taken, and no approval of any other person or entity is necessary in order to permit Seller to consummate and perform this agreement.

     4.3 No Other Representations or Warranties.

     Except as expressly set forth above, Seller makes no representations or warranties relating to the Shares, Price Enterprises Inc. or its affairs and Buyer agrees to purchase the Shares on an "AS IS" basis.

     SECTION 5. NOTICES.

     All notices pursuant to this Agreement shall be in writing and shall be sufficient if delivered, sent or mailed registered or certified mail, postage prepaid, or by personal delivery, as follows:

     If  to Buyer:

     If to Seller:

     Sol Price, Trustee
     The Price Charitable Remainder Trust
     7979 Ivanhoe Avenue, Suite 520
     La Jolla, Ca. 92307

     SECTION 6. ATTORNEYS FEES.

      If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

     SECTION 7. ARBITRATION.

     Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in San Diego, California under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE FOREGOING ARBITRATION CLAUSE DECIDED BY A NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ARBITRATION CLAUSE. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     We have read and understand the foregoing and agree to submit disputes arising out of the matters included in the Arbitration Clause to neutral arbitration.

     _______________                    ___________________
     Sellers' initials                  Buyer's initials

     SECTION 8. NEGOTIATED AGREEMENT.

     The terms and provisions of this Agreement represent the results of negotiations between Buyer and Seller, neither of which have acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings. The Seller and Buyer hereby waive any application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement including without limitation, any rule of law to the effect that ambiguous or conflicting terms or provisions contained in the executed draft of this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft thereof.

     SECTION 9. ADDITIONAL DOCUMENTS.

     Each party agrees to execute such further and additional documents, instruments and writings as may be necessary, proper, required, desirable or convenient for the purpose of fully effectuating the terms and provisions of this Agreement.

     SECTION 10. ENTIRE AGREEMENT.

     It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Agreement executed by the parties hereto and all references and related documents executed in connection therewith. Neither party has relied upon any statements or representations not embodied in the aforementioned documents or this Agreement.

     SECTION 11.  MODIFICATION.

     This Agreement may not be changed orally, but only by an agreement, in writing, signed by the parties.

     SECTION 12. GOVERNING LAW.

     This Agreement shall be construed in accordance with, and governed by, the laws of the state of California as applied to contracts that are executed and performed entirely in California.

     SECTION 13. AGREEMENT BINDING; NOT ASSIGNABLE.

     This Agreement shall be binding upon the Buyer, its heirs, executors, personal representatives and successors and shall inure to the benefit of, and be enforceable by Seller and Seller's successors and assigns. This agreement may not be assigned by Buyer and any attempt by Buyer to make an assignment shall render the Agreement null and void.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

                              SELLER




                              ____________________________________
                              By Sol Price, Trustee







                              BUYER

EXHIBIT (C)(2)


------------------ -------------------------------------- ------------------------------------------- ---------------
                                                                                                        NUMBER OF
      DATE         SELLER                                 BUYER                                           SHARES
------------------ -------------------------------------- ------------------------------------------- ---------------
  May 15, 1998     Price Family Charitable Trust          Paul A. Peterson, Peterson & Price, A            50,000
                                                          Professional Corp., Profit Sharing Plan -
                                                          Trust B
------------------ -------------------------------------- ------------------------------------------- ---------------
  May 15, 1998     Price Family Charitable Trust          Jim Cahill                                       50,000
------------------ -------------------------------------- ------------------------------------------- ---------------
  May 15, 1998     Price Family Charitable Trust          White & Robinson, A Professional Corp.,          50,000
                                                          Profit Sharing Plan
------------------ -------------------------------------- ------------------------------------------- ---------------
  May 15, 1998     Price Family Charitable Trust          Murray Galinson, President, Galinson            100,000
                                                          Holdings LLC
------------------ -------------------------------------- ------------------------------------------- ---------------
  May 15, 1998     Price Charitable Remainder Trust       Jack McGrory                                     10,000
------------------ -------------------------------------- ------------------------------------------- ---------------
  May 21, 1998     Price Charitable Remainder Trust       Anne Ledford Evans                               20,000
------------------ -------------------------------------- ------------------------------------------- ---------------
